Exhibit 99.1

NEWS RELEASE

Allegheny Technologies Incorporated Corporate Headquarters 1000 Six PPG Place Pittsburgh, PA 15222-5479 U.S.A. www.ATImetals.com	Investor Contact: Scott A. Minder 412-395-2720 scott.minder@atimetals.com	Media Contact: Natalie Gillespie 412-394-2850 natalie.gillespie@atimetals.com

Kimberly Fields Named Chief Operating Officer, Don Newman EVP

Driving revenue growth through tightly aligned operations and financial discipline

PITTSBURGH, PA—October 21, 2021—Allegheny Technologies Incorporated (NYSE: ATI) announced that the Board of Directors has appointed Kimberly A. Fields to serve as Executive Vice President and Chief Operating Officer of ATI, effective January 1, 2022.

The company also announced that Don Newman, Senior Vice President, Finance and Chief Financial Officer, has been promoted to Executive Vice President, Finance and Chief Financial Officer, effective January 1, 2022.

Fields currently serves as Executive Vice President of ATI’s business segments. She is driving business operations with an increasingly coordinated view to create synergies and intensify focus on the company’s strategy to be a global aerospace and defense leader.

“Kim is leading our businesses to be more aligned and collaborative to accelerate execution,” said Robert S. Wetherbee, President, Board Chair and CEO. “As our markets recover and asset utilization increases, we’re positioned to expand revenue growth rates and decrease inventory intensity as streamlined material flow paths create additional capacity,” he said. “Establishing Kim as COO furthers our commitment to operating as one ATI.”

Fields joined ATI in 2019 as Executive Vice President and was promoted in December 2020 to lead both business segments, Advanced Alloys & Solutions and High Performance Materials & Components. She brings more than 20 years of global experience with a focus on growth and operational excellence. Prior to joining ATI, Fields served as Group President for Industrial and Energy at IDEX Corporation and held commercial, manufacturing, and strategic leadership positions at GE and EVRAZ.

Regarding Don Newman’s appointment to Executive Vice President and Chief Financial Officer, Wetherbee said “Don plays a key leadership role in development of our growth and profit margin expansion strategies. Since joining ATI in early 2020, he has been instrumental in guiding the company through the financial downturn. His focus on maintaining a solid foundation of cash and liquidity is enabling the company to emerge stronger as the global economic recovery gains velocity,” said Wetherbee. “He is focused on ensuring that we build the capabilities and discipline to lock in profitability gains.”

Prior to joining ATI, Newman was CFO of Stelco Holdings, where he helped lead a successful transformation and initial public offering. He has more than 30 years of corporate finance and accounting leadership experience at high-growth businesses in a variety of industries, including serving as CFO of Headwaters Incorporated and more than 12 years in various financial leadership roles at NRG Energy.

Fields and Newman will continue to report to Wetherbee and serve as members of ATI’s Executive Council, the senior leadership team that sets strategic direction for the company.

Solving the World’s Challenges through Materials Science

ATI (NYSE: ATI) is a $3 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.